Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A Common Stock, par value $0.0001 per share of Jersey Mike’s Subs Inc.’s, and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing. In evidence thereof, the undersigned hereby execute this Agreement.

Dated: October 26, 2026

Abu Dhabi Investment Authority

By:	/s/ Hamad AlDhaheri
Name:	Hamad AlDhaheri
Title:	Authorized Signatory

By:	/s/ Ahmed AlNeyadi
Name:	Ahmed AlNeyadi
Title:	Authorized Signatory

Platinum International Investment Holding RSC Limited

By:	/s/ Mohamed AlMazrouei
Name:	Mohamed AlMazrouei
Title:	Authorized Signatory

By:	/s/ Ahmed AlNeyadi
Name:	Ahmed AlNeyadi
Title:	Authorized Signatory

Platinum Falcon B 2018 RSC Limited

By:	/s/ Mohamed AlMazrouei
Name:	Mohamed AlMazrouei
Title:	Authorized Signatory

By:	/s/ Ahmed AlNeyadi
Name:	Ahmed AlNeyadi
Title:	Authorized Signatory